NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of June 11, 2007, (this “Agreement”) is entered into by and among Radial Energy Inc., a Nevada corporation (the “Company”), and Coach Capital LLC (“Investor”). This Agreement amends and restates in full that certain Loan Agreement, dated as of May 24, 2007, by and between the Company and Investor (the “Prior Loan Agreement”), effective upon the execution of this Agreement by the parties hereto.

RECITALS

A. On the terms and subject to the conditions set forth herein, Investor is willing to purchase from the Company, and the Company is willing to sell to Investor, convertible promissory notes in the aggregate principal amount of $1,400,000.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  The Notes.

(a)  Issuance of Notes. The Company agrees to issue and sell to Investor, and, subject to all of the terms and conditions hereof, Investor agrees to purchase convertible promissory notes in substantially the form of Exhibit A hereto (each, a “Note,” and collectively, the “Notes”) in the aggregate principal amount of $1,400,000 (the “Purchase Price”).

(b)  Delivery. The sale and purchase of the Notes shall take place in two separate closings (each, a “Closing”) to be held at such place and time as the Company and Investor may determine (each, a “Closing Date”). At the initial Closing (the “Initial Closing”), the Company will deliver to Investor a Note in the principal amount of $1,200,000 to be purchased by such Investor, against receipt by the Company of $1,200,000 of the Purchase Price, and at the second Closing (the “Second Closing”), the Company will deliver to Investor a Note in the principal amount of $200,000. The Notes will be registered in Investor’s name in the Company’s records.

(c)  Commitment and Structuring Fee. The Company agrees to pay to Investor a commitment and structuring fee equal to $210,000. The commitment and structuring shall be payable in installments of $7,500 beginning on the last business day of each month commencing on September, 2007 and continuing until the time all of the fee have been paid in full. Upon the full payment of all of the Notes issued pursuant to this Agreement by the Company, any remaining balance of the commitment and restructuring fee shall become immediately due and payable. Notwithstanding the foregoing, the Company shall have the option to pay all or any of the commitment and structuring fee at any time in advance of the foregoing schedule.

(d)  Piggyback Registration Rights. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will: (i) promptly give written notice of the proposed registration to Investor; and (ii) use its commercially reasonable efforts to include in such registration any of the common stock that have been issued to Investor from the conversion of any Note as specified in a written request or requests made by Investor.

2.  Representations and Warranties of the Company. The Company represents and warrants to Investor that:

(a)  Due Incorporation, Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

(b)  Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)  Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.  Representations and Warranties of Investor. Investor represents and warrants to the Company upon the acquisition of each Note as follows:

(a)  Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and each Note issued to Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)  Securities Law Compliance. Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c)  Access to Information. Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investor to make an informed decision with respect to the purchase of the Notes.

4.  Conditions to Closing of the Investor. Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by Investor:

(a)  Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)  Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c)  Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by Investor, of the Note shall be legally permitted by all laws and regulations to which Investor or the Company are subject.

(d)  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Investor.

(e)  Transaction Documents. The Company shall have duly executed and delivered to Investor this Agreement and the Note.

5.  Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)  Representations and Warranties. The representations and warranties made by Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)  Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c)  Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by Investor, of the Note shall be legally permitted by all laws and regulations to which Investor or the Company are subject.

(d)  Purchase Price. Investor shall have delivered to the Company the Purchase Price in respect of the Note.

(e)  Original Notes. With respect to the Initial Closing only, the Company shall have the original notes issued to Investor in the aggregate principal amount of $1,200,000 pursuant to the Prior Loan Agreement in its possession for cancellation.

6.  Miscellaneous.

(a)  Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investor.

(b)  Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(c)  Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)  Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)  Registration, Transfer and Replacement of the Notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note and any replacement notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)  Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(g)  Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)  Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to Investor, at EPS-D (2016), P.O. Box 02-5548, Miami, Florida 33102, facsimile number (713) 353-4601, or at such other address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at 1200 Smith Street, Suite 1600, Two Allen Center Building, Houston, Texas 77002, facsimile number (702) 973-1853, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)  Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

RADIAL ENERGY INC.
a Nevada corporation

By: /s/ G. Leigh Lyons
Name: G. Leigh Lyons
Title: President, CEO and CFO

INVESTOR

COACH CAPITAL LLC

By: /s/ Michael Laidlaw
Name: Michael Laidlaw
Title: Secretary

[Signature page for Note Purchase Agreement]

Exhibit A

FORM OF CONVERTIBLE NOTE